SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2008

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	000-16674	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b), (c), (d) and (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed on the Company’s Form 8-K, dated October 31, 2007, John C. Sheptor, age 49, was appointed president and chief executive officer, effective January 29, 2008. Also, the Company appointed Mr. Sheptor to its Board of Directors, effective January 29, 2008.

Mr. Sheptor will receive compensation in the amount of $550,000 annual base salary and will be eligible for a bonus with a target amount of 100% of his annual base salary with a maximum opportunity of two (2) times the target amount conditional upon the Company’s achievement of certain performance and financial goals. Additionally, the Company granted Mr. Sheptor 83,400 shares of restricted stock (75,000 shares of restricted stock adjusted due to a special dividend declared by the Company with a record date of December 24, 2007) on January 29, 2008 which will vest on the third anniversary of the grant date. The Company entered into a Change in Control Agreement with Mr. Sheptor substantially in the form listed as Exhibit 10(a)(8) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2006. The Company anticipates entering into an employment agreement with Mr. Sheptor which will provide that if the Company terminates Mr. Sheptor’s employment without “cause” or if Mr. Sheptor resigns with good reason, as defined in the employment agreement, the Company will pay any accrued but unpaid salary, pro rata bonus and other benefits earned up to the effective date of termination as well as two (2) times the annual salary rate then in effect as well as payment of outplacement assistance services.

Additionally, as previously disclosed, Robert A. Peiser, president and chief executive officer of the Company, announced his intent to reduce his involvement with the Company. This reduction in involvement became effective on January 29, 2008 and Mr. Peiser assumed the position of vice chairman of the Company. Mr. Peiser will serve as vice chairman through January 2009 and in that position he will assist the Company in strategic projects as well as with industry and governmental affairs. Additionally, Mr. Peiser resigned from the Board of Directors of the Company, effective January 29, 2008.

As previously announced, the Company amended its employment agreement with Mr. Peiser to continue his annual base salary at $655,000 through January 29, 2008 and establish his new base salary at $262,000 after that date until January 29, 2009. That agreement also modifed the vesting schedule for 22,000 shares of restricted stock granted to Mr. Peiser on May 16, 2007. The modification provides that the shares of restricted stock vest: (i) fifty percent (50%) on January 29, 2008; (ii) fifty percent (50%) on the last day of Mr. Peiser’s employment with the Company, or earlier if by mutual agreement (but in no event later than March 31, 2009); (iii) one hundred percent (100%) upon a change in control (as defined in the employment agreement); and (iv) one hundred percent (100%) upon Mr. Peiser’s involuntary termination of employment (as defined in the employment agreement). Mr. Peiser will be eligible for a bonus with a target amount of 100% of his annual base salary conditional upon the Company’s achievement of certain performance and financial goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: February 4, 2008	By:	/s/ H.P. Mechler
H.P. Mechler
Senior Vice President and Chief Financial Officer